Exhibit 10.1

PELION SYSTEMS, INC.
AMENDED AND RESTATED
1998 STOCK OPTION PLAN

SECTION 1.
Purpose

The purpose of Pelion Systems, Inc. 1998 Stock Option Plan (the “Plan”) is to further the growth and development of Pelion Systems, Inc. (the “Company”) by affording an opportunity for stock ownership to selected employees, directors and consultants of the Company and its subsidiaries who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success.

SECTION 2.
Definitions

Unless otherwise indicated, the following words when used herein shall have the following meanings:

(a)    “Affiliate” shall mean, with respect to any person or entity, a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

(b)    “Board” shall mean the Board of Directors of the Company.

(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d)    “Common Stock” shall mean the Company’s common stock and any share or shares of the Company’s capital stock hereafter issued or issuable in substitution for such shares.

(e)    “Incentive Stock Option” shall mean any option granted to an eligible employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Section 422 of the Code.

(f)    “Nonqualified Stock Option” shall mean any option granted to an eligible employee, Director or consultant under the Plan which is not an Incentive Stock Option.

(g)    “Option” shall mean and refer collectively to Incentive Stock Options and Nonqualified Stock Options.

(h)    “Option Agreement” means the agreement specified in Section 7.2.

(i)    “Optionee” shall mean any employee, Director or consultant who is granted an Option under the Plan. “Optionee” shall also mean the personal representative of an Optionee and any other person who acquires the right to exercise an Option by bequest or inheritance.

(j)    “Parent” shall mean a parent corporation of the Company as defined in Section 424(e) of the Code.

(k)    “Subsidiary” shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

SECTION 3.
Effective Date

The effective date of the Plan is December 9, 1998, provided, however, that the adoption of the Plan by the Board is subject to approval and ratification by the shareholders of the Company within 12 months of the effective date. Options granted under the Plan prior to approval of the Plan by the shareholders of the Company shall be subject to approval of the Plan by the shareholders of the Company.

SECTION 4.
Administration

4.1    Administration.    The Plan shall be administered by the Board, which shall have the full and exclusive right to grant and determine terms and conditions of all Options granted under the Plan and to prescribe, amend and rescind rules and regulations for administration of the Plan. In granting Options, the Board shall take into consideration the contribution the Optionee has made or may make to the success of the Company or its Subsidiaries and such other factors as the Board shall determine.

4.2    Interpretation of Plan.    The determination of the Board as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

4.3    Indemnification.    Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company’s approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Company’s Articles of

Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 5.
Stock Subject to the Plan

5.1    Number.    The aggregate number of shares of Common Stock which may be issued under Options granted pursuant to the Plan shall not exceed 329,412 shares. Shares which may be issued under Options may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Company not reserved for any other purpose.

5.2    Unused Stock.    If any outstanding Option under the Plan expires or for any other reason ceases to be exercisable, in whole or in part, other than upon exercise of the Option, the shares which were subject to such Option and as to which the Option had not been exercised shall continue to be available under the Plan.

5.3    Adjustment for Change in Outstanding Shares.    If there is any change, increase or decrease, in the outstanding shares of Common Stock which is effected without receipt of additional consideration by the Company, by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances, then in each such event, the Board shall make an appropriate adjustment in the aggregate number of shares of stock available under the Plan, the number of shares of stock subject to each outstanding Option and the Option prices in order to prevent the dilution or enlargement of any of Optionee’s rights. In making such adjustments, fractional shares shall be rounded to the nearest whole share. The Board’s determinations in making adjustments shall be final and conclusive.

SECTION 6.
Eligibility

All employees of the Company and its Subsidiaries who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success shall be eligible to receive both Incentive Stock Options and Nonqualified Stock Options under the Plan. Directors and consultants who are not employees of the Company or its Subsidiaries but who are involved in endeavors significant to its success shall be eligible to receive Nonqualified Stock Options, but not Incentive Stock Options, under the Plan.

SECTION 7.
Grant of Options

7.1    Grant of Options.    The Board may from time to time in its discretion determine which of the eligible employees, Directors and consultants of the Company or its Subsidiaries should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options and the dates on which such Options are to be granted. No employee may be granted Incentive Stock Options to the extent that the aggregate fair market value (determined as of the time each Option is granted) of the Common Stock with respect to which any such Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Company and its Parent and Subsidiaries) would exceed $100,000.

7.2    Option Agreement.    Each Option granted under the Plan shall be evidenced by a written Option Agreement setting forth the terms upon which the Option is granted. Each Option Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options), and shall state the number of shares of Common Stock, as designated by the Board, to which that Option pertains. More than one Option may be granted to an eligible person.

7.3    Option Price.    The option price per share of Common Stock under each Option shall be determined by the Board and stated in the Option Agreement. The option price for Incentive Stock Options granted under the Plan shall not be less than 100% of the fair market value (determined as of the day the Option is granted) of the shares subject to the Option.

7.4    Determination of Fair Market Value.    If the Common Stock is listed upon an established stock exchange or exchanges, then the fair market value per share shall be deemed to be the average of the quoted closing prices of the Common Stock on such stock exchange or exchanges on the day for which the determination is made, or if no sale of the Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was such a sale. If the Common Stock is not listed upon an established stock exchange but is traded in the Nasdaq National Market System, the fair market value per share shall be deemed to be the closing price of the Common Stock in the National Market System on the day for which the determination is made, or if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading. If the Common Stock is not listed upon an established stock exchange and is not traded in the National Market System, the fair market value per share shall be deemed to be the mean between the dealer “bid” and “ask” closing prices of the Common Stock on the Nasdaq System on the day for which the determination is made, or if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading. If none of these conditions apply, the fair market value per share shall be deemed to be an amount as determined in good faith by the Board by applying any reasonable valuation method.

7.5    Duration of Options.    Each Option shall be of a duration as specified in the Option Agreement; provided, however, that the term of each Option shall be no more than ten years from the date on which the Option is granted and shall be subject to early termination as provided herein.

7.6    Additional Limitations on Grant.    No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Section 424(d) of the Code) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary, unless the option price of such Incentive Stock Option is at least 110% of the fair market value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

7.7    Other Terms and Conditions.    The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Board shall deem appropriate, including, without limitation, provisions that relate to the vesting or early exercise of the Option (e.g., the Optionee’s ability to exercise an Option based on the passage of time or the achievement of specific goals established by the Board or the occurrence of certain events specified by the Board). The Option Agreement may also provide that any shares of Common Stock acquired upon exercise of an Option shall become, upon such acquisition, restricted stock subject to the terms of a Restricted Stock Agreement which shall be set forth as an attachment to the Stock Option Agreement.

SECTION 8.
Exercise of Options

8.1    Manner of Exercise.    Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by (a) payment in full to the Company of the purchase price of the shares to be purchased, plus (b) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option, and (c) a representation meeting the requirements of Section 11.2 if requested by the Company, and (d) a stock restriction agreement meeting the requirements of Section 11.3 if requested by the Company.

8.2    Payment of Purchase Price.    Payment for shares and withholding taxes shall be in the form of either (a) cash or personal check, or (b) a certified or bank cashier’s check to the order of the Company.

SECTION 9.
Effect of Termination of Employment

9.1    No Effect for Nonqualified Stock Options.    An Optionee may exercise a Nonqualified Stock Option at any time following termination of employment for any reason, subject to the terms of the Plan and the applicable Option Agreement.

9.2    Termination By Death of Optionee.    If an Optionee shall die while in the employ of the Company or a Subsidiary or within a period of three months after the termination of employment with the Company or a Subsidiary under circumstances to which Section 10 apply, the personal representatives of the Optionee’s estate or the person or persons who shall have acquired an Incentive Stock Option from the Optionee by bequest or inheritance may exercise the Incentive Stock Option at any time within the year after the date of death but not later than the expiration date of the Incentive Stock Option, to the extent the Optionee was entitled to do so on the date of death. Any Incentive Stock Options not exercisable as of the date of death and any Incentive Stock Options or portions of Incentive Stock Options of deceased Optionees not exercised as provided herein shall terminate.

9.3    Termination By Disability of Optionee.    Upon termination of an Optionee’s employment with the Company or a Subsidiary by reason of the Optionee’s disability (within the meaning of Section 22(e)(3) of the Code), the Optionee may exercise an Incentive Stock Option at any time within one year after the date of termination but not later than the expiration date of the Incentive Stock Option, to the extent the Optionee was entitled to do so on the date of termination. Any Incentive Stock Options not exercisable as of the date of termination and any Incentive Stock Options or portions of Incentive Stock Options of disabled Optionees not exercised as provided herein shall terminate.

9.4  Termination of Employment Other than Upon Death or Disability.    Upon termination of an Optionee’s employment with the Company or a Subsidiary other than upon death or disability (within the meaning of Section 22(e)(3) of the Code), an Optionee may, at any time within three months after the date of termination but not later than the date of expiration of an Incentive Stock Option, exercise the Incentive Stock Option to the extent the Optionee was entitled to do so on the date of termination. Any Incentive Stock Options not exercisable as of the date of termination and any Incentive Stock Options or portions of Incentive Stock Options of terminated Optionees not exercised as provided herein shall terminate.

9.5    Termination of Directors and Consultants.    For purposes of this Section 9, a termination of employment shall be deemed to include the termination of a Director’s service as a member of the Board and the termination of a consulting arrangement in the case of consultants.

SECTION 10.
Non-Transferability of Option

Options granted pursuant to the Plan are not transferable by the Optionee other than by Will or the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by the Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.

SECTION 11.
Issuance of Shares

11.1    Transfer of Shares to Optionee.    As soon as practicable after the Optionee has given the Company written notice of exercise of an Option and has otherwise met the requirements of Section 8.1, the Company shall issue or transfer to the Optionee the number of shares of Common Stock as to which the Option has been exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee’s name. In no event shall the Company be required to transfer fractional shares to the Optionee, and in lieu thereof, the Company may pay an amount in cash equal to the fair market value (as determined in accordance with Section 7.4) of such fractional shares on the date of exercise. If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares to the Optionee until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares.

11.2    Investment Representation.    Upon demand by the Company, the Optionee shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option has been given by the Optionee is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares.

11.3    Stock Restriction Agreement.    Upon demand by the Company, the Optionee shall execute and deliver to the Company a stock restriction agreement in such form as the Company may provide at the time of exercise of the Option. Such agreement may include, without limitation, restrictions upon the Optionee’s right to transfer shares, including the creation of an irrevocable right of first refusal in the Company and its designees, and provisions requiring the Optionee to transfer the shares to the Company or the Company’s designees upon a termination of employment. Upon such demand, execution of the stock restriction agreement by the Optionee prior to the transfer or delivery of any shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares, unless such condition is expressly waived in writing by the Company.

SECTION 12.
Amendments

The Board may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof, or any Option Agreement or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Option previously granted. Unless the shareholders of the Company shall have given their approval, the total number of shares for which Incentive Stock Options may be issued under the Plan shall not be increased, except as provided in Section 5.3 and no amendment shall be made which reduces the price at which the Common Stock may be offered under the Plan below the minimum required by Section 7.3, except as provided in Section 5.3, or which materially modifies the requirements as to eligibility for the grant of Incentive Stock Options under the Plan. Subject to the terms and conditions of the Plan, the Board may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Optionee.

SECTION 13.
Term of Plan

This Plan shall terminate on December 9, 2008, provided, however, that the Board may at any time prior thereto suspend or terminate the Plan.

SECTION 14.
Rights as Stockholder

An Optionee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

SECTION 15.
No Employment Rights

Nothing contained in this Plan or in any Option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of such Optionee’s employment by the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of the Option.

SECTION 16.
Governing Law

This Plan, and all Options granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Colorado, without regard to the conflicts of laws rules of such State.